UNITED STATES
	                SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  November 7, 1997


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (602) 571-4000
            (Registrant's telephone number, including area code)






















Item 4.  Changes in Registrant's Certifying Accountant

     On November 7, 1997, based upon the recommendation of its audit committee, the Board of Directors of Tucson Electric Power Company voted to appoint Price Waterhouse LLP as the Company's independent accountants effective for the year ending December 31, 1998. The Company chose not to renew the engagement of Deloitte & Touche LLP, the Company's present independent accountants. Deloitte & Touche LLP will continue to serve for the 1997 fiscal year, including rendering an opinion on the financial statements for the year ending December 31, 1997.

     The reports of Deloitte & Touche LLP on the Company's financial statements for each of the two most recent years ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified in any matter. The opinion on the Company's financial statements for the year ended December 31, 1995 contained a paragraph regarding the uncertainty as to the timing of the recovery of certain costs associated with 37.5% of
Springerville Unit 2 because the Company had not yet received rate relief for such costs. The 1996 ACC Rate Order provided for the timing of the recovery of such costs, thereby eliminating the need for a similar paragraph in the opinion on the Company's financial statements for the year ended December 31, 1996.

     During 1995, 1996 and the period from December 31, 1996 to the date of this Form 8-K, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure. During this period, there were no "reportable events" as that term is defined in Item 304
(a) (1) (v) of Regulation S-K.

     The  Company  has requested Deloitte &  Touche  LLP  to
furnish  a  letter addressed to the Securities and  Exchange
Commission  stating  whether  it  agrees  with   the   above
statements.




                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           TUCSON ELECTRIC POWER COMPANY
                                   (Registrant)


Date:  November 14, 1997          Ira R. Adler
                           -------------------------
                                  Ira R. Adler
                           Senior Vice President and
                          Principal Financial Officer